SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]
Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

_X_  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
___  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       ARMANINO FOODS OF DISTINCTION, INC.
                (Name of Registrant as Specified in Its Charter)

                       ARMANINO FOODS OF DISTINCTION, INC.
                   (Name of Person(s) Filing Proxy Statement)

                                                           PRELIMINARY COPY

                       ARMANINO FOODS OF DISTINCTION, INC.
                            30588 San Antonio Street
                            Hayward, California 94544
                                  (510) 441-9300

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1998

TO THE SHAREHOLDERS OF ARMANINO FOODS OF DISTINCTION, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), will be held at the Clarion Hotel, 401 East Millbrae Avenue, Millbrae, California, on Thursday, May 21, 1998, at 11:00 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of eight (8) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors;

     3. A proposal to effect a 1-for-300 reverse stock split followed by a 300-for-1 forward stock split.

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value common stock of the Company of record at the close of business on April 15, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS


                                        WILLIAM J. ARMANINO, PRESIDENT
Hayward, California
April 15, 1998

                      ARMANINO FOODS OF DISTINCTION, INC.
                            30588 San Antonio Street
                            Hayward, California 94544
                                  (510) 441-9300

                          ------------------------------
                                 PROXY STATEMENT
                          ------------------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1998

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Clarion Hotel, 401 East Millbrae Avenue, Millbrae, California, on Thursday, May 21, 1998, at 11:00 a.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April 17, 1998.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 16, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 15, 1998, the Company had 11,246,399 shares of its no par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                    SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of April 15, 1998, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, and Nominee for Director, and by all Directors, Nominees for Director and Officers of the Company as a group. Information as to beneficial owner-ship is based upon statements furnished to the Company by such persons.

    NAME AND ADDRESS               AMOUNT AND NATURE OF           PERCENT
  OF BENEFICIAL OWNERS             BENEFICIAL OWNERSHIP           OF CLASS
William J. Armanino                  1,825,233 <FN1>                15.9%
30588 San Antonio Street
Hayward, CA 94544

Deborah Armanino-LeBlanc               334,270 <FN2>                 2.9%
30588 San Antonio Street
Hayward, CA 94544

John J. Micek, III                     196,478 <FN3>                 1.7%
2727 Mariposa Street
San Francisco, CA 94134

Robert M. Geller                       133,001 <FN3>                 1.2%
1402 Kalmia
Boulder, CO  80302

Tino Barzie                            133,635 <FN3>                 1.2%
10590 Wilshire Boulevard
Los Angeles, CA 90024

David Scatena                          129,725 <FN4>                 1.2%
655 Mariner's Island Blvd.
Suite 304
San Mateo, CA  94404

Henry W. Poett, III                    110,000 <FN5>                 1.0%
380 Kleinschmidt Flat Road
Ovando, MT  59854

Soren Svenningsen                      100,000 <FN6>                 0.9%
11 Commerce Drive
Cranford, NJ 07016

Linda A. Armanino                    1,825,233 <FN7>                15.9%
30588 San Antonio Street
Hayward, CA 94544

William G. Bump                         45,000 <FN8>                 0.4%
30588 San Antonio Street
Hayward, CA  94544

Robert P. Kraemer                       16,667 <FN9>                 0.1%
30588 San Antonio Street
Hayward, CA  94544
                               -2-

Pia Zadora                             583,334 <FN10>                5.2%
c/o Grant & Tani, Inc.
9100 Wilshire Blvd., Suite 100 West
Beverly Hills, CA 90212-3413

Luther King Capital Management       1,120,000 <FN11>               10.0%
  Corporation
301 Commerce, Suite 1600
Fort Worth, TX 76102

All Directors and Officers           3,024,009                      24.5%
as a Group (10 Persons)
------------------

<FN1>
Includes 683,173 shares held directly by the William J. Armanino Trust, of which Mr. Armanino is trustee; 122,399 shares held by Mr. Armanino as custodian for a minor child; 667,262 shares held the Linda A. Armanino Trust, of which his wife, Linda A. Armanino, is trustee; and 122,399 shares held by Linda A. Armanino as custodian for a minor child. Also includes 130,000 shares underlying stock options held by Mr. Armanino and 100,000 shares underlying options held by Linda A. Armanino, which are exercisable within 60 days.
<FN2>
Includes 100,000 shares underlying stock options held by Ms. Armanino-LeBlanc exercisable within 60 days.
<FN3>
Includes 125,000 shares underlying stock options exercisable within 60 days.
<FN4>
Includes 4,725 shares held by the accounting firm of Polly, Scatena, Gekakis & Company of which Mr. Scatena is Managing Partner, and 125,000 shares underlying stock options exercisable within 60 days held by Mr. Scatena.
<FN5>
Includes 100,000 shares underlying stock options held by Mr. Poett exercisable within 60 days.
<FN6>
Represents shares underlying stock options exercisable within 60 days.
<FN7>
Includes 667,262 shares held directly by the Linda A. Armanino Trust, of which Mrs. Armanino is trustee; 122,399 shares held by Mrs. Armanino as custodian for minor children; 683,173 shares held by the William J. Armanino Trust, of which her husband, William J. Armanino, is trustee; and 122,399 shares held by William J. Armanino as custodian for a minor child. Also includes 100,000 shares underlying stock options held by Mrs. Armanino and 130,000 shares underlying options held by William J. Armanino, which are exercisable within 60 days.
<FN8>
Represents 5,000 shares held directly and 40,000 shares underlying stock options exercisable within 60 days.
<FN9>
Represents 16,667 shares underlying stock options exercisable within 60 days.
<FN10>
Includes 27,778 shares held by or for the benefit of Saturina Zadora Schripani and Pia Zadora Riklis as Joint Tenants.
<FN11>
Includes 1,100,000 shares of Common Stock held by a limited partnership of which Luther King Capital Management is the general partner, and is managed by Luther King Capital Management and the Directors and Officers of Luther King Capital Management Corp. and 20,000 shares held by Bryan King, individually.

                              ElECTION OF DIRECTORS

         The Company's Bylaws have been amended to provide that effective at the Annual Meeting of Shareholders that the Board of Directors will consist of eight members. The Board of Directors recommends the election as Directors of the eight (8) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the eight current members of the present Board of Directors has been nominated for re-election. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                          POSITIONS AND OFFICES HELD AND
         NAME              AGE                 TERM AS A DIRECTOR

William J. Armanino         70     President, Treasurer, Chief Executive
                                   Officer, Chief Financial Officer, and
                                   Chairman of the Board and a Director
                                   since February 1988

Deborah Armanino-LeBlanc    47     Vice President - Production Operations,
                                   Secretary and a Director since February
                                   1988

John J. Micek, III          45     Director since February 1988

David Scatena               56     Director since February 1988

Robert M. Geller            45     Director since December 1986

Tino Barzie                 70     Director since June 1988

Henry W. Poett, III         59     Director since May 1995

Soren Svenningsen           56     Director since May 1995

         Except for the fact that William J. Armanino and Deborah Armanino-LeBlanc are father and daughter, there is no family relationship between any Director or Executive Officer of the Company.

         The Company has no Nominating Committee, but does have a Compensation Committee, an Audit Committee and a Strategic Finance Committee.

         The Compensation Committee presently consists of David Scatena, John Micek, Soren Svenningsen and Mark Cassanego (corporate counsel). The Compensation Committee reviews the compensation arrangements for each of the Company's Executive Officers and makes recommendations to the Board of Directors. During 1997, this committee held twelve (12) meetings.

         The Audit Committee presently consists of John J. Micek, III and Henry
W. Poett, III. The Audit Committee reviews audit plans, reports on material changes in accounting principles and audit reports. During 1997, the Audit Committee met one (1) time with the Company's Executive Officers and independent auditors.

         The Strategic Finance Committee consists of Robert M. Geller, David Scatena, John J. Micek, III, and Mark Cassanego (corporate counsel). The Strategic Finance Committee assists management in developing overall corporate strategies designed to maximize corporate growth and profitability resulting in increased shareholder value, as well as assists in the financial direction of the Company's investments. During 1997, the Strategic Finance Committee held four (4) meetings.

         Set forth below are the names of all directors, nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

         WILLIAM J. ARMANINO -- PRESIDENT, TREASURER, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHAIRMAN OF THE BOARD. Mr. Armanino has been President, Chief Executive Officer and a Director of the Company since February 1988, and served in these capacities for the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990. In April of 1990, Mr. Armanino was elected to be Chairman of the Board of Directors of Armanino Foods of Distinction. Additionally, since August of 1990, Mr. Armanino has been Treasurer of the Company. He has also been Chief Financial Officer of the Company since September 1989. Since May 1995, he has also served as President, and since March 1996 he has also served as Chief Financial Officer of AFDI, Inc., a wholly-owned subsidiary of the Company. From May 1996 to December 1997, until it was merged into the Company, Mr. Armanino has also served as President and Chief Financial Officer of Alborough, Inc., d/b/a Emilia Romagna. In 1957, he and his father founded
G. Armanino & Sons, Inc., and its principal subsidiary, Armanino Farms of California, which developed into an international business specializing in growing, processing and merchandising of fresh frozen and freeze dried herbs, spices and vegetables. In December 1986, most of this business was sold to and became a subsidiary of McCormick & Company, which is publicly-held, but Mr. Armanino remained as the Chairman of the Board of Directors of that sub-sidiary of McCormick & Company until December 1989. Mr. Armanino also established the business of manufacturing and marketing frozen pasta sauces as part of G. Armanino & Sons, Inc. in 1978. This business was acquired by the Company's subsidiary in January 1987. Mr. Armanino devotes substantially all of his time to the business of the Company.

         DEBORAH ARMANINO-LEBLANC -- VICE PRESIDENT - PRODUCTION OPERATIONS, SECRETARY AND DIRECTOR. Ms. Armanino-LeBlanc has been Secretary and a Director of the Company since February 1988, and served in these capacities for the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990, and has been a Vice President of the Company since September 1989. Since March 1997, Ms. Armanino-LeBlanc has also been a director of AFDI, Inc., d/b/a Focaccia Di Genova, a wholly-owned subsidiary of the Company. From May 1996 to December 1997, until it was merged into the Company, Ms. Armanino-LeBlanc has served as Secretary and Director of Alborough, Inc., d/b/a/ Emilia Romagna. She also served as Chief Operations Officer from September 1990 to January 1992. From October 1980 to December 1996, she was the public relations director as well as director of product development and package design for Armanino Farms of California. Ms. Armanino-LeBlanc devotes substantially all of her time to the business of the Company.

         JOHN J. MICEK III -- DIRECTOR. Mr. Micek has been a Director of the Company since February 1988. He also served as a director of the Company's wholly owned subsidiary from May 1987 until it was merged into the Company in December 1990, and was a Vice President of the Company from September 1989 to December 1993. From February 1988 to December 31, 1988, he served as General Counsel and Chief Financial Officer for the Company, and served in these capacities for the Company's wholly owned subsidiary from May 1987 to December 31, 1988. Since July 1997, Mr. Micek has been Chief Operating Officer for Protozoa, Inc. in San Francisco, California. From April 1994 to February 1997, Mr. Micek was General Counsel for U.S. Electricar, Inc. in San Francisco, California. From January 1989 to March 1994, Mr. Micek practiced law and
served as a consultant to the Company on corporate finance matters.   He also
serves as a Director of Universal Group, Inc., a mid-west group of insurance companies. Mr. Micek is also a Director of Instant Video Technologies, Inc., a publicly-held company. He received a Bachelor of Arts Degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

         DAVID SCATENA -- DIRECTOR. Mr. Scatena has been a Director of the Company since February 1988, and was a Director of the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990. He also served as Treasurer of the Company from February 1988 to January 1989, and of its wholly owned subsidiary from January 1987 to January 1989. He is Managing Partner of Polly, Scatena, Gekakis and Company, a Certified Public Accounting firm in San Mateo, California, where he has practiced as a Certified Public Accountant for over 15 years. Mr. Scatena received a Bachelor of Science Degree from the University of San Francisco in 1964. Since May 1996, Mr. Scatena has also been a director of Alborough, Inc., d/b/a Emilia Romagna, which is a wholly-owned subsidiary of the Company.

         ROBERT M. GELLER -- DIRECTOR. Mr. Geller has been a Director of the Company since December 1, 1986, and was a Director of its wholly owned subsidiary from February 1988, until it was merged into the Company in December 1990. He is presently the President of Growth Strategies Group, a consulting firm specializing in executive/board services for early stage growth companies. Previously, he was Executive Vice President for Healthwatch, Inc., a cardiovascular equipment company, from April 1990 to July 1991, and President of Hemcure, Inc., a medical services company, from September 30, 1986 to June 1991. Mr. Geller held the positions of Corporate Controller and Director of Corporate Planning for Miniscribe Corporation, a manufacturer of rigid disk drives for small computers, from 1981 to 1985. Between 1976 and 1981, he was employed at Concept Restaurants, Inc. first as Vice President of Operations, then as Executive Vice President. Mr. Geller is a Director of Renaissance Entertainment Corporation, a publicly-held company, and On-Line System Services, Inc., a publicly-held company. He received a B.S. degree in finance and organizational behavior from the University of Colorado, Boulder, Colorado, in 1976.

         TINO BARZIE -- DIRECTOR. Mr. Barzie has been a Director of the Company and was a Director of its wholly owned subsidiary from June 1988, until it was merged into the Company in December 1990. Mr. Barzie has been involved in the entertainment profession for nearly 40 years. Currently and in addition to
the preceding, he is Personal Manager to Tommy Lasorda.   From 1978 to 1993,
Mr. Barzie was the Executive Producer and Personal Manager for Pia Zadora. He is also President of Tin-Bar Amusement Corporation. During his career, Mr. Barzie has been Manager for several entertainers including Tommy Dorsey, Jimmy Dorsey, Jackie Gleason, and Frank Sinatra. Mr. Barzie was manager for Frank Sinatra from 1961 to 1978. Mr. Barzie also played baseball for the Boston Red Sox in 1947 and 1948, and was co-owner of Boston Red Sox farm teams from 1967 to 1980.

         HENRY W. POETT, III -- DIRECTOR. Mr. Poett has been a Director of the Company since May 1995. Since 1993, Mr. Poett has been employed by Dalton Partners, Inc. which provides management services to companies which are in "turn around" situations. From 1989 to 1993, he was Chief Operating Officer of Vestro Foods, Inc., and CEO of its subsidiary, Heidi's Gourmet Deserts. These companies are engaged in the manufacture, distribution and marketing of food products. From 1987 to 1988, he was President of Transisco, Inc., a publicly-held company involved in leasing and rail car maintenance. From 1967 to 1987, Mr. Poett held various positions, including President, with Wilsey Bennett Co., a privately-held firm involved in food processing and distribution; pharmaceutical distribution; cut flower distribution; and real estate development. He received a B.A. Degree in International Relations from Stanford University in 1961 and a M.B.A. Degree from Golden Gate University in 1971.

         SOREN SVENNINGSEN -- DIRECTOR. Mr. Svenningsen has been a Director of the Company since May 1995. Since 1969, Mr. Svenningsen has been President and Chief Executive Officer of Majesty, Inc., a major American importer of Danish processed and fresh frozen pork products, based in Cranford, New
Jersey. Majesty, Inc. services the major U.S. food chains, the foodservice industry on a nationwide basis, as well as the industrial food sector. He received a Business Degree from Denmark Commercial College in 1961. Mr. Svenningsen is currently Chairman of the Board of the American Importers and Exporters Meat Products Group, a trade association based in Washington, D.C., and is a member of the New York City based Danish American Chamber of Commerce. Further, in March 1997, Mr. Svenningsen was appointed by the U.S. Secretary of Agriculture, to serve as a delegate to the National Pork
Producers delegate body.

         ROBERT P. KRAEMER - CHIEF OPERATING OFFICER. Mr. Kraemer has been Chief Operating Officer since September 1997. From April to June 1997, Mr. Kraemer was Managing Director for Giza National Dehydration which had been acquired from Gilroy Foods, Inc., his prior employer. From October 1971 to March 1997, Mr. Kraemer was employed by Gilroy Foods, Inc., located in Gilroy, California, a subsidiary of McCormick & Company. Gilroy Foods/ McCormick & Company is a manufacturer, marketer and distributor of spices, seasonings, flavors and other food products. Mr. Kraemer served in a series of increasingly responsible management positions, the latter of which were Managing Director for Giza National Dehydration, President of Gilroy Energy Company, Vice President of Business Development and Operational Support, General Manager of Armanino Farms of California (a subsidiary of McCormick & Company) and Director of Manufacturing, to name a few. Mr. Kraemer served in the U.S. Army for 10 years, retiring as a Major. Mr. Kraemer received a B.S. degree in Chemical Engineering from Polytechnical University of New York in 1961, and an MBA in Management from Golden Gate University in San Francisco, California in 1971. Mr. Kraemer is 58 years old.

         WILLIAM G. BUMP - VICE PRESIDENT - SALES AND MARKETING. Mr. Bump has been Vice President of Sales and Marketing since May 1996. From December 1995 to April 1996, Mr. Bump served as Director of Sales and Marketing of the Company. From May 1993 to December 1995, Mr. Bump was Director of Sales and Marketing for Pacific Cheese Company in Hayward, California. From December 1984 to May 1993, he was Division Vice President of Sales for Stella Cheese Company, a national cheese manufacturing company. He received a B.S. Degree in Business Administration with a marketing specialty from City University in Seattle, Washington in 1984. Mr. Bump is 53 years old.

         The Company 's Board of Directors held ten (10) meetings during the year ended December 31, 1997. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the

Board, except for Deborah Armanino-LeBlanc who only attended 60% of such meetings.

         The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for May 21, 1998. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

         No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                                  COMPENSATION

         The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 1997, 1996 or 1995.

                          SUMMARY COMPENSATION TABLE
                                                            LONG-TERM COMPENSATION
                                                     ------------------------------------
                           ANNUAL COMPENSATION             AWARDS             PAYOUTS
                     ------------------------------  -------------------  ---------------
                                                                SECURI-
                                                                TIES
                                                                UNDERLY-
                                             OTHER    RE-       ING              ALL
                                             ANNUAL   STRICTED  OPTIONS/         OTHER
NAME AND PRINCIPAL                           COMPEN-  STOCK     SARs     LTIP    COMPEN-
POSITION             YEAR  SALARY    BONUS   SATION   AWARD(S)  (NUMBER) PAYOUTS SATION
------------------   ----  ------    -----   ------   --------  -------- ------- -------
William J. Armanino, 1997  $179,000  -0-     $15,327  -0-       -0-      -0-     $5,656
  President, Chief                           <FN1>                               <FN2>
  Executive Officer  1996  $179,000  -0-     $18,602  -0-       150,000  -0-     $2,550
                                             <FN1>                               <FN2>
                     1995  $154,000  $24,057 $14,206  -0-       -0-      -0-     $2,234
                                             <FN1>                               <FN2>

Linda Armanino,      1996  $ 77,432  -0-     -0-      -0-       -0-      -0-     -0-
 Executive Vice      1995  $ 82,015  $19,847 -0-      -0-       -0-      -0-     -0-
 President and Chief
 Operating Officer<FN3>


                                    -8-

William G. Bump,     1997  $110,789  -0-     $ 6,016  -0-       -0-      -0-     -0-
 Vice President of                           <FN4>
 Sales and Marketing 1996  $106,289  -0-     $ 7,642  -0-       -0-      -0-     -0-
                                             <FN4>
-------------------

<FN1>
For 1997, the amount includes $9,243 for automobile expense reimbursement, and $6,084 for 75% of Mr. Armanino's club membership reimbursed to him. For 1996, the amount includes $12,682 for automobile expense reimbursement and $5,920 for 75% of Mr. Armanino's club membership reimbursed to him. For 1995, this amount includes $8,273 for automobile expense reimbursement and $5,993 for 75% of Mr. Armanino's club membership reimbursed to him.
<FN2>
Represents amounts paid for premiums on a term life insurance policy for Mr. Armanino's benefit.
<FN3>
Effective April 1, 1996, Mrs. Armanino gave up her titles as an Officer of the Company.
<FN4>
This amount represents automobile expense reimbursement paid to Mr. Bump.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                         SECURITIES
                                         UNDERLYING      VALUE OF UNEXER
                    SHARES               UNEXERCISED     CISED IN-THE
                    ACQUIRED             OPTIONS         MONEY OPTIONS/
                    ON                   SARs AT FY-END  SARs AT FY-END
                    EXERCISE   VALUE     EXERCISABLE/    EXERCISABLE/
     NAME           (NUMBER)   REALIZED  UNEXERCISABLE   UNEXERCISABLE
     ----           --------   --------  --------------  ---------------
William J. Armanino   -0-        -0-     130,000/40,000    $-0- / $-0-
William G. Bump       -0-        -0-     40,000/60,000     $-0- / $-0-

     None of the Company's Officers presently have an employment agreement with the Company, except for William J. Armanino and Robert P. Kraemer. The annual salary levels for the Company's Officers, which became effective on January 1, 1998, are as follows:

           William J. Armanino                    $179,000
           Deborah Armanino-LeBlanc               $ 87,400
           Robert P. Kraemer                      $130,000*
           William G. Bump                        $110,000
------------------
* Effective March 15, 1998, Mr. Kraemer's annual salary was increased to
$150,000.

     Effective January 1, 1993, the Company entered into a three year employment agreement with William J. Armanino, which provided for a base salary of $125,000 per year. Such salary was to be automatically increased to: (i) $131,250 in the event the Company reported average net income before taxes in excess of $150,000 for two consecutive fiscal quarters; (ii) $137,500 in the event the Company reported average net income before taxes in excess of $175,000 for two consecutive fiscal quarters; and (iii) $150,000 in the event the Company reported average net income before taxes in excess of $200,000 for two consecutive fiscal quarters. Since the Company had over $200,000 in net income before taxes during the last two quarters of 1993, Mr. Armanino's salary was increased to $150,000 on January 1, 1994. In addition to any automatic increases, Mr. Armanino's salary was to be reviewed annually for increases by the Board of Directors, and effective January 1, 1995, Mr. Armanino's salary was increased to $154,000. In addition, Mr. Armanino was entitled to participate in the Company's Management Incentive Compensation Plan described below. The Company also agreed to reimburse Mr. Armanino for 75% of his cost of belonging to certain clubs which he uses for business purposes, and 75% of his expenses relating to his automobile.

     Effective January 1, 1996, the Company entered into a new three year employment agreement with William J. Armanino, which provides for a base salary of $179,000 per year. This base salary will be reviewed annually and may be increased by the Board of Directors by up to seven percent. Mr. Armanino is also entitled to participate in the Company's Management Incentive Compensation Plan described below. The Company has also agreed to reimburse Mr. Armanino for 75% of his cost of belonging to certain clubs which he uses for business purposes, and 75% of his expenses relating to an automobile. In the event of his death or disability, or if Mr. Armanino were to resign as a result of a change in control of the Company, he would be entitled to receive as severance pay a sum equal to 12 months' base salary plus compensation he would have received under the Company's Management Incentive Compensation Plan during the portion of the year he was employed by the Company. If he is terminated for cause, Mr. Armanino would only be entitled to three months' base salary as severance pay. Pursuant to the terms of this new employment agreement, the Board of Directors granted Mr. Armanino an additional stock option in March 1996 which was amended in January 1998. (See " -- 1993 Stock Option Plan," below.)

     Effective September 15, 1997, the Company entered into a three year employment agreement with Robert P. Kraemer, which provides for a base salary of $130,000 per year. The agreement provides that this base salary was to be reviewed by March 15, 1998, then annually for increases by the Board of Directors at the same time the other officers of the Company are reviewed. Effective March 15, 1998, his salary was increased to $150,000 per year. Mr. Kraemer is also entitled to participate in the Company's Employee Incentive Compensation Plan described below. The Company has also agreed to reimburse Mr. Kraemer up to $600 per month for automobile expenses and up to $1,000 per month for housing expenses incurred due to the requirement by the Company that Mr. Kraemer reside within a 25 mile radius of the Company's facilities. The agreement further provides that should Mr. Kraemer and Company determine to secure such housing on a long term basis, of which the Company is required to commit to a lease, and Mr. Kraemer terminates his employment prior to the end of such lease, Mr. Kraemer shall indemnify the Company for 50% of all such costs, expenses and damages incurred as a result of early termination. Additionally, should Mr. Kraemer decide to relocate, making his permanent residence in closer proximity to the Company's facility, the Company shall assist Mr. Kraemer in defraying the cost of moving in an amount mutually agreeable to Mr. Kraemer and the Company. If his employment is terminated for other than "just cause", he would be entitled to receive a bonus pay sum equal to one month of base pay for each month of service subsequent to September 15, 1997 up to a maximum of twelve (12) months. Pursuant to the terms of his employment agreement, Mr. Kraemer was also granted a stock option to purchase 100,000 shares of Common Stock. (See "1993 STOCK OPTION PLAN" below.)

     Effective August 1996, the Company entered into a three year employment agreement with Robert H. Anderson, the Company's former Chief Operating Officer, which provided for a base salary of $140,000 through February 28, 1997, then increased to $150,000 per year on March 1, 1997. This employment agreement was mutually terminated on May 31, 1997, in connection with Mr. Anderson's resignation. Effective June 1, 1997, the Company entered into a consulting agreement with Mr. Anderson. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.")

     During 1997, members of the Board of Directors received a fee of $1,000 per meeting attended. Members of Committees of the Board of Directors were entitled to receive a fee of $100 per hour for approved committee meetings. They were also entitled to reimbursement of reasonable travel expenses incurred by them in attending board or committee meetings. Effective in March 1998, members of the Board of Directors receive a fee of $1,000 per meeting attended in person and $100 per hour or fraction thereof for all other meetings attended. This hourly fee will also be paid for time spent in preparation for meetings not attended in person. Members of the committees of the Board of Directors are entitled to receive a fee of $100 per hour or fraction thereof for approved committee meetings. They are also entitled to receive a fee of $50 per hour for travel time and reimbursement of reasonable travel expenses incurred by them in attending board or committee meetings.
The hourly rates will be adjusted annually for inflation.

     Except as disclosed below, the Company has no retirement, pension, profit sharing or other plans covering its Officers and Directors.

INCENTIVE COMPENSATION PLANS

     In March 1993, the Board of Directors established a Management Incentive Compensation Plan to provide an incentive to Officers and other senior management personnel who contribute substantially to the financial success of the Company as measured primarily by the achievement of certain profit goals for the year. The plan is to be reviewed and revised annually. In 1997, the Board of Directors established an Employee Incentive Compensation Plan which includes officers of the Company. However, it was not funded due to the fact that the Company did not meet the performance goals established, and no distributions were made under this plan.

     For 1998, the Board of Directors has adopted an Employee Incentive Compensation Plan which will reward all officers and employees of the Company collectively, except for the President and Chief Operating Officer, based on the Company achieving certain revenue and profit targets, and individually based on the accomplishment of specific personal objectives. Under this plan, eligible Executive Officers of the Company will receive cash payments. The maximum cash compensation to be paid to an Executive Officer eligible under the plan will range from 12% to 19% of the individual's annual salary, based on level of responsibility. A maximum of approximately $30,000 in cash will be distributed among Executive Officers of the Company if all corporate and personal performance goals are met, assuming that all the salaries of such persons remain at their current levels and no additional Executive Officers are employed by the Company. To be eligible for awards under the plan, an individual must be employed for at least 90 days. Persons employed for part of a year will receive awards on a pro-rata basis.

     The Board of Directors will approve the forecast of sales and profits for the year, and the specific objectives for the Chief Executive Officer and Chief Operating Officer on the advice of the Compensation Committee. All other individual objectives will be approved by the Chief Executive Officer and the Chief Operating Officer. The Board of Directors will have the authority to and at their sole discretion, determine amounts, if any to be awarded to the Chief Executive Officer and Chief Operating Officer. The Board of Directors will review and revise the plan annually under the auspices of the Compensation Committee.

1993 STOCK OPTION PLAN

     In March 1993, the Board of Directors adopted a Stock Option Plan (the "1993 Plan"). The 1993 Plan was approved by the Company's shareholders in May 1993. The 1993 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. As originally adopted, the total number of shares of Common Stock subject to options under the 1993 Plan was not to exceed 1,400,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. In December 1994, the Company's Board of Directors adopted an amendment to the 1993 Plan to increase the number of shares subject to options to 2,500,000, and this amendment was approved by the Company's Shareholders in May 1995. In March 1996, the Board of Directors adopted a further amendment to the 1993 Plan to increase the number of shares subject to options to 3,250,000, and this amendment was approved by the Company's Shareholders in May 1996. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 1993 Plan at any time, provided that the Board may not amend the 1993 Plan to materially increase the benefits accruing to participants under the 1993 Plan, or materially change the eligible classes of participants without shareholder approval.

     In March 1993, the Board of Directors granted non-qualified stock options to the Directors of the Company who are not employees. The following table summarizes the options granted in March 1993 which remain outstanding under the 1993 Plan:

   NUMBER OF          EXERCISE PRICE        BEGINNING
    SHARES              PER SHARE         EXERCISE DATE     EXPIRATION DATE
  166,665<FN1>            $1.50              3/11/93            3/11/98
  166,665<FN1>            $1.50              3/11/94            3/11/98
  166,665<FN1>            $1.50              3/11/95            3/11/98
  200,000<FN2>            $0.75               <FN2>             3/11/98
  -------
  699,995
--------------

<FN1>
On March 11, 1993, the Board of Directors granted options to purchase 99,999 shares of the Company's Common Stock to David Scatena, John J. Micek, III, Robert M. Geller, and Tino Barzie, Directors of the Company, and Joseph Barletta, a former Director of the Company. The options were exercisable at $1.50 per share during the periods indicated in the table. These options were cancelled as of January 29, 1998, except for Mr. Barletta's options which expired on March 11, 1998.
<FN2>
                               -12-

On March 11, 1993, the Board of Directors granted options to purchase 50,000 shares of the Company's Common Stock to David Scatena, John J. Micek, III, Robert M. Geller, and Tino Barzie, Directors of the Company, and Joseph Barletta, a former Director of the Company. The options were exercisable at $.75 and could only be exercised on the following conditions:

     (a) Prior to the exercise of such options, in whole or in part, the Company must have had two consecutive fiscal quarters in which the Corporation had net income after taxes of $250,000 or more during the period commencing on January 1, 1993, and ending on December 31, 1995; and

     (b) Prior to any exercise, in whole or in part, of such options, the Director must have been in attendance at 80% or more of the meetings of the Board of Directors, of which the Director received due notice as provided for in the Bylaws of the Company, held during the 12 month period immediately prior to such exercise.

As a result of the above conditions, the options held by Joseph Barletta expired upon the end of his term as a Director in May 1994. The remaining options expired on March 11, 1998.

     In December 1994, the Board of Directors granted non-qualified stock options to purchase 300,000 shares of Common Stock and incentive stock options to purchase 540,000 shares of Common Stock to Officers, Directors and employees of the Company. All of these options are exercisable at $0.925 per share and expire in December 2004.

     Included in the options granted in December 1994 are non-qualified stock options to purchase 25,000 shares each that were granted to John J. Micek III, David Scatena, Robert M. Geller and Tino Barzie, Directors of the Company. Each Director's option vests as to 1/36th of the total number of shares each month commencing May 1, 1995.

     Also included in the options granted in December 1994 are non-qualified stock options to purchase 100,000 shares each that were granted to William J. Armanino and Linda A. Armanino, Officers and Directors of the Company, and incentive stock options to purchase 100,000 shares each that were granted to Deborah Armanino-LeBlanc, an Officer of the Company, and Anthony J. Scafine, who was then an Officer of the Company. Options as to 50,000 shares each vest as to 1/36th of the total number of shares each month commencing January 1, 1995. Options as to the remaining 50,000 shares each vest once the Company has two consecutive quarters in which the Company has net income after taxes of at least $250,000. In July 1995, Mr. Scafine agreed to the reduction of his 50,000 options which vest when the Company had two consecutive quarters of net income after taxes of $250,000 to 10,000 shares, and to a reduction of the number of shares covered by his other option from 50,000 shares to 30,000.

     On March 9, 1995, the Board of Directors granted non-qualified stock options to purchase 275,000 shares of common stock to Steven Gonzales, a consultant to the Company, in connection with the Company's new Italian quick service restaurant concept. During 1996, these options expired as a result of the termination of Mr. Gonzales' consulting agreement.

     On July 28, 1995, the Board of Directors granted two non-qualified stock options each to Henry W. Poett, III and Soren Svenningsen, Directors of the Company. Each of these persons received one option to purchase up to 100,000 shares of Common Stock at $1.50 per share and one option to purchase up to 25,000 shares at $2.00 per share. The options for 100,000 shares vest as to one-third of the total number of shares at the end of each year following the date of grant and expire on July 27, 2000. The options for 25,000 shares vest as to 1/36th of the total number of shares each month commencing August 1, 1995, and expire on July 27, 2005. This option was cancelled as of January 29, 1998.

     On December 8, 1995, the Board of Directors granted an incentive stock option to William G. Bump, who is now the Company's Vice President of Sales and Marketing, to purchase 100,000 shares of common stock at $2.03 per share. The option vests as to one-fifth of the total number of shares on December 31, 1996, 1997, 1998, 1999 and 2000, and will expire on December 8, 2008. This option was repriced to $1.015 per share.

     On March 14, 1996, the Company granted a non-qualified stock option to William J. Armanino, an Officer and Director of the Company, to purchase up to 150,000 shares of the Company's Common Stock at $1.87 per share. The option is immediately exercisable as to 30,000 shares. The remainder of the option will vest in 40,000 share increments after December 31, 1996, December 31, 1997, and December 31, 1998, in the event that the Compensation Committee of the Board of Directors determines that the Company's return on equity for the year preceding such date is greater than or equal to the return on equity projected in the budget approved by the Board of Directors for such year. The option will expire on March 14, 2001. During 1996, the predetermined level of profitability was not achieved and the option was forfeited as to 80,000 shares. On January 29, 1998, the Board amended the vesting provision of the existing Stock Option to remove the vesting condition which requires the Company to attain a certain rate of return on the Company's equity and, instead, shall vest 40,000 shares remaining eligible for vesting on December 31, 1998. In addition, the option was re-priced to $1.015 per share.

     In May 1996, the Board of Directors granted an incentive stock option to Donato De Marchi, an employee of the Company, to purchase 100,000 shares of Common Stock at $2.10 per share. The option was to have vested as to one-fifth of the total number of shares on May 21, 1997, 1998, 1999, 2000 and 2001, and was to have expired on May 20, 2006. As a result of Mr. De Marchi no longer being employed by the Company, the option expired.

     In December 1996, the Board of Directors granted an incentive stock option to Robert H. Anderson, Vice President and Chief Operating Officer, to purchase 150,000 shares of Common Stock at $1.735 per share. The option is immediately exercisable as to 27,500 shares. The option will vest as to the remaining 122,500 shares in 27 equal installments each month commencing July 1, 1997. The option will expire on September 11, 2006. This option expired as a result of a Mr. Anderson's resignation and execution of a mutual release agreement with the Company.

     On March 22, 1997, the Board of Director granted a Non-Statutory Stock Option to James Baker, a consultant to the Company to purchase 72,000 shares of Common Stock at $1.095 per share. The option was to have vested 6,000 shares per month commencing March 22, 1997, however the vesting provisions were to cease effective as of the Consultant's last day of engagement with the Company. On July 22, 1997, Consultant's services were terminated and 42,000 shares expired under this option.

     On September 25, 1997, the Board of Directors granted an Incentive Stock Option to Robert P. Kraemer, Chief Operating Officer, to purchase 100,000 share& of Common Stock at $1.34 per share. The option vests 16,667 on or after March 15, 1998, and up to an additional l/36th of the total shares may be purchased for each additional month on or after April 15, 1998, if the employee is still employed by the Company on such dates; provided however, and not withstanding the above, that upon "change in control" of Corporation, as defined below, all shares subject to the option may be purchased by the employee. For purposes of this agreement, a "change in control" shall mean (i) consolidation or merger of corporation in which the Corporation is not the surviving entity or in which there is a change in ownership of more than fifty percent (50%) of the outstanding capital stock of the Corporation in one transaction or a series of transactions, (ii) the sale of substantially all of the assets of Corporation, or (iii) a change in more than fifty percent (50%) of the directors of the Corporation which occurs as a result of a contested election for the Board of Directors. This option was amended on January 29, 1998, by the Board of Directors at which time it was re-priced to $1.015 per share.

     On January 29, 1998 the Board of Directors granted non-statutory options to purchase 860,000 shares of Common Stock and incentive stock options to purchase 260,200 shares of Common Stock to Officers, Directors and employees of the Company.

     Included in the options granted in January 1998 are non-statutory options to purchase Common Stock, as follows:

     (a) 100,000 shares each, were granted to John J. Micek III, Robert M. Geller, David Scatena and Tino Barzi, Directors of the Company. Each Director's option vests 50,000 shares as of the date of grant and 50,000 shares on December 31, 1998, contingent upon the surrender and cancellation of an existing stock option in the amount of 99, 999 shares.

     (b) 50,000 shares each, were granted to John J. Micek III, Robert M. Geller, David Scatena and Tino Barzi, Directors of the Company. Each Director's option vests 50,000 shares no later than March 11, 1998, contingent upon the surrender and cancellation of or the expiration of an existing stock option in the amount of 50,000 shares.

     (c) 125,000 shares each, were granted to Henry W. Poett, III and Soren Svenningsen, Directors of the Company. Each Director's option vests 100,000 shares as of date of grant and 25,000 shares on December 31, 1998 contingent upon the surrender and cancellation of existing stock options totaling 125.000 shares.

     All of the above options are exercisable at $1.015 per share and expire April 30, 2005.

     Also included in the options granted January 29, 1998 are incentive stock options to Officers and a Director of the Company as follows:

     (a) 40,000 shares were granted to Robert P. Kraemer, Chief Operating Officer. Option vests 20,000 shares each January 28, 1999 and 2000.

     (b) 10,000 shares each were granted to Deborah Armanino-LeBlanc, an Officer and Director of the Company and William G. Bump, an Officer of the company. Each option vests 5,000 shares each January 28, 1999 and 2000.

     The above options are exercisable at $1.015 per share and expire January 28, 2008.

     On March 26, 1998, the Board of Directors granted non-statutory options to purchase 5,000 shares of Common Stock and incentive stock options to purchase 52,150 shares of Common Stock to a consultant and an employee of the Company.

All of the options are exercisable at $1.14 per share and expire on March 25, 2008.

     Included in the options granted in March 1998 is a non-statutory option to purchase 5,000 shares of Common Stock to Paul Irwin, a consultant to the Company. The shares will vest in full on March 25, 1999.

     Also included in the options granted in March 1998 is an incentive stock option to purchase 50,000 shares of Common Stock to Robert P. Kraemer, Chief Operating Officer. The options vest 8,333 on September 25, 1998, and up to an additional 1/36th of the total shares may be purchased for each additional month on or after October 25, 1998.

401(K) PLAN

     The Company also maintains a 401(k) employee retirement and savings program (the "401(k) Plan") for its employees. Under the 401(k) Plan, an employee may contribute up to 15% of his or her gross annual earnings, subject to a statutory maximum, for investment in one or more funds identified under the plan. The Company may in the future, with the approval of the Board of Directors, make matching contributions to participants in the 401(k) Plan. During 1997, the Company made matching contributions totaling $8,515 under the 401(k) Plan.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors of the Company is of the opinion that, even though the transaction described below was not the result of arms'-length negotiations, the terms of this transaction were at least as favorable to the Company as could have been obtained from an unaffiliated party. All ongoing and future transactions with affiliates will be on terms no less favorable than those which could be obtained from unaffiliated parties.

     Polly, Scatena, Gekakis and Company, a certified public accounting firm of which David Scatena, a Director of the Company, is managing partner, was paid for accounting services provided to the Company in the amount of $26,450 for the year ended December 31, 1997.

     Effective June 1, 1997, Robert H. Anderson, the former Chief Operating Officer of the Company, entered into a Consulting Agreement with the Company whereby Mr. Anderson agreed to serve as a consultant to provide advice and counse1 regarding the Company's business matters when requested by the Company for $117,000, payable in three (3) installments of $39,000 each, on each July 1, 1997, October 1, 1997 and January 2, 1998.

                       APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Pritchett, Siler & Hardy, P.C. (formerly Peterson, Siler & Stevenson, P.C.), audited the financial statements of the Company for the year ended December 31, 1997, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Pritchett, Siler & Hardy, P.C., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Pritchett, Siler & Hardy, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

             PROPOSAL TO EFFECT A REVERSE STOCK SPLIT FOLLOWED
               BY A FORWARD STOCK SPLIT OF THE COMMON STOCK

     GENERAL. The Board has unanimously adopted resolutions declaring the advisability of, and submitting to the shareholders for approval, a proposal to effect a reverse stock split of the outstanding Common Stock as of 6:00 p.m. (Mountain Time) on a date to be determined which will be after the date of the Annual Meeting of Shareholders (the "Effective Date") pursuant to which each 300 shares of Common Stock then outstanding will be converted into one share of Common Stock (the "Reverse Split") and (b) a forward split of the Common Stock as of 7:00 p.m. (Mountain Time) on the Effective Date pursuant to which each share (or fraction thereof, excluding holdings of less than one share resulting from the Reverse Split) of Common Stock then outstanding will be converted into a number of shares of Common Stock at a rate of 300-for-1 (the "Forward Split"). In lieu of issuing the fractional shares that will result from the Reverse Split to shareholders of record of less than 300 shares immediately prior to the Reverse Split, the Company will make a cash payment based on the average daily closing price per share of the Common Stock on the Nasdaq Small-Cap Market for the ten trading days immediately preceding the Effective Date, as discussed below. The consummation of the transaction, including the making of cash payments to shareholders whose shares of Common Stock are converted into less than a whole share of Common Stock in the Reverse Split, are collectively referred to herein as the "Transaction".

     The effect of the Transaction on the holders of Common Stock will be as follows:

     (a) The shares of Common Stock of each holder of record of less than 300 shares of Common Stock immediately prior to the Reverse Split will be converted in the Reverse Split into the right to receive cash according to the formula set forth below. See "CASH PAYMENT IN LIEU OF SHARES" below.

     (b) The shares of Common Stock of each holder of record of 300 or more shares of Common Stock immediately prior to the Reverse Split will first be converted in the Reverse Split into a number of shares of Common Stock equal to the number of shares held immediately prior to the Reverse Split divided by 300. One hour after the Reverse Split, the number of shares of Common Stock of each holder (other than the fractional shares held of record by persons who held less than 300 shares immediately prior to the Reverse Split) will be converted in the Forward Split into multiple shares of Common Stock on the basis of 300 shares of Common Stock for each share or fraction thereof then held. As a result, the number of shares held by each holder of record of 300 or more shares immediately prior to the Reverse Split will be unchanged upon completion of the Transaction.

     ANY HOLDER OF RECORD OF LESS THAN 300 SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO AT LEAST
300. ANY BENEFICIAL OWNER OF LESS THAN 300 SHARES WHO IS NOT A HOLDER OF RECORD AND WHO DESIRES TO HAVE HIS SHARES EXCHANGED FOR CASH PURSUANT TO THE TRANSACTION SHOULD INSTRUCT HIS BROKER TO TRANSFER HIS SHARES INTO HIS NAME IN A TIMELY MANNER SUCH THAT SUCH BENEFICIAL OWNER WILL BE DEEMED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE SPLIT.

     CASH PAYMENT IN LIEU OF SHARES. In lieu of issuing the fraction of a share of Common Stock that will result from the Reverse Split to each holder of record of less than 300 shares, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily closing price per share of the Common Stock on the Nasdaq Small-Cap Market for the ten trading days immediately preceding the Effective Date. In the event that such average daily closing price includes a fraction of a cent, the amount will be rounded up to the next full cent. Such per share price is hereinafter referred to as the "Purchase Price."

     Each shareholder who holds less than 300 shares of record immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such shareholder immediately prior to the Reverse Split. All amounts payable to shareholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by shareholders in connection with the Transaction. The Company will pay no interest on cash sums due any such shareholder pursuant to the Transaction.

     As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of less than 300 shares of Common Stock immediately prior to the Reverse Split. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's exchange agent in exchange for a cash payment in lieu of the fractional share into which each such holder's shares of Common Stock were converted in the Reverse Split. No cash payment will be made to any such shareholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. See "EXCHANGE OF STOCK CERTIFICATES" below. The Company's exchange agent is American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, Attention: Reorganization Department; telephone
(303) 234-5300.

     EFFECT OF THE PROPOSED STOCK SPLITS. Upon consummation of the Reverse Split at 6:00 p.m. (Mountain Time) on the Effective Date, each shareholder who owned of record less than 300 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving less the fraction of a share resulting from the Reverse Split. The interest of each such shareholder in the Company will be terminated thereby, and each such shareholder will have no right to vote as a shareholder or share in the Company's assets, earnings or profits following the Reverse Split.

     Upon consummation of the Reverse Split at 6:00 p.m. (Mountain Time) on the Effective Date, each shareholder who owned of record 300 or more shares of Common Stock immediately prior to the Reverse Split will continue as a shareholder with respect to the share or shares of Common Stock resulting from the Reverse Split. As of 7:00 p.m. (Mountain Time) on the Effective Date, each such share, including any fraction thereof held by such record holder immediately after the Reverse Split, will be converted into multiple shares of Common Stock on the basis of 300 shares of Common Stock for each share or fraction thereof then held. Each such shareholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of each such shareholder's ownership of Common Stock following the Transaction.

     The Company's Articles of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock. The authorized Common Stock will not be changed by reason of the Transaction. As of March 27, 1998, the number of outstanding shares of Common Stock was 11,249,399. Based upon the Company's best estimates, if the Transaction had been consummated as of such date, the number of outstanding shares of Common Stock would have been reduced by the Reverse Split from 11,246,399 to approximately 11,110,301 or by approximately 136,098 shares, and the number of holders of record of Common Stock would have been reduced from approximately 3,369 to approximately 472 or by approximately 2,867 shareholders.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transaction will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act to become a "private" company. In addition, consummation of the Transaction is not expected to affect adversely the eligibility of the Common Stock to be traded on the Nasdaq Small-Cap Market.

     Based on the aggregate number of shares owned by holders of record of less than 300 shares as of March 27, 1998, and the average daily closing price per share of the Common Stock on the Nasdaq Small-Cap Market for the ten trading days immediately preceding such date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to persons who held less than 300 shares of Common Stock immediately prior to the Reverse Split will total approximately $153,791 in the aggregate (136,098 shares multiplied by an assumed Purchase Price of $1.13 per share).

     The Common Stock will remain no par value following consummation of the Transaction, and the number of shares of Common Stock outstanding will be reduced. The increase in the authorized but unissued number of shares of Common Stock resulting from the Transaction could have an anti- takeover effect. Shares of Common Stock could, within the limits imposed by applicable law, be issued by the Company in one or more transactions that would make more difficult, and therefore less likely, a takeover of the Company. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Because the number of shares subject to redemption pursuant to the Transaction represents only approximately 6% of the total number of shares outstanding as of the Record Date, the dilutive effect of re-issuing any of such redeemed shares could be expected to be correspondingly small.

     PURPOSE OF THE PROPOSED STOCK SPLITS. As of March 27, 1998, each of approximately 2,867 record holders of Common Stock, or approximately 85% of the total number of record holders, owned less than 300 shares of Common Stock. In addition, such shareholders owning less than 300 shares own in the aggregate approximately 1% of the outstanding shares of Common Stock. Based on the average daily closing price per share of the Common Stock on the Nasdaq Small-Cap Market for the ten trading days immediately preceding March 27, 1998, of $1.13, ownership of 299 shares of Common Stock has a market value of approximately $338.

     The cost of administering each shareholder's account and the amount of time spent by management of the Company in responding to shareholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining small shareholder accounts, management of the Company believes that it would be beneficial to the Company and its shareholders as a whole to eliminate the administrative burden and cost associated with the approximately 2,867 accounts containing less than 300 shares of Common Stock. It is expected that the direct cost of administering shareholder accounts will be reduced by up to approximately $18,500 per year if the Transaction is consummated.

     In addition, since the Company is unable to locate a significant number of its shareholders with small holdings, the Company believes it would be unable to acquire the shares of Common Stock of such shareholders, and realize the savings described above, by making a tender offer to acquire such shares. Accordingly, if the Company is to acquire these shares, the Company believes it must do so by means of the Reverse Split. Funds otherwise payable pursuant to the Transaction to a shareholder who cannot be located will be held until proper claim therefor is made, subject to applicable state laws relating to abandoned property.

     Further, the Reverse Split will enable holders of record of less than 300 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the Transaction. Shareholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, shareholders might encounter difficulty in finding a broker willing to handle such small transactions.

     If the Transaction is consummated, the Common Stock held by holders of record of less than 300 shares immediately prior to the Transaction will be canceled and returned to the status of authorized but unissued shares.

     EXCHANGE OF STOCK CERTIFICATES. As soon as practicable after the Effective Date, the Company will send letters of transmittal, for use in transmitting stock certificates to the Company's designated exchange agent, to all shareholders of record who held less than 300 shares of Common Stock immediately prior to the Reverse Split. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificate(s), each such shareholder will receive cash in the amount to which the holder is entitled, as described above, in lieu of the fractional share into which such shareholder's shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a shareholder of record who held less than 300 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Transaction. All amounts payable to shareholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by shareholders in connection with the Transaction. The Company will pay no interest on cash sums due any such shareholder pursuant to the Transaction. See "CASH PAYMENT IN LIEU OF SHARES" above.

     In connection with the Transaction, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date. After the Effective Date, each certificate representing shares of Common Stock that was outstanding prior to the Effective Date and that was held by a shareholder of record of 300 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of the same number of shares as is set forth on the face of the certificate. Any shareholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time by contacting the exchange agent at the address set forth above for instructions for surrendering his old certificates. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of certain Federal income tax consequences to shareholders who receive cash pursuant to the Transaction and/or continue to hold Common Stock immediately after the consummation of the Transaction. This summary is based on existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to a particular shareholder in light of his individual investment circumstances, such as a shareholder who is subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), a shareholder who received his Common Stock as compensation for services rendered or pursuant to the exercise of an employee stock option for Federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that shareholders have held, and will hold, their shares of Common Stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Each shareholder is urged to consult his tax advisor as to the particular Federal, state, local, foreign, and other tax consequences, in light of his specific tax circumstances, of receiving cash pursuant to the Transaction and/or continuing to hold Common Stock immediately after the consummation of the Transaction.

     CONSEQUENCES TO SHAREHOLDER WHO EXCHANGES ALL OF THEIR COMMON STOCK FOR CASH PURSUANT TO THE TRANSACTION. A shareholder who receives cash in exchange for a fractional share pursuant to the Reverse Split, and who does not continue to hold any Common Stock immediately thereafter, will recognize capital gain or loss in an amount equal to the difference between the cash received in the Transaction and his aggregate adjusted tax basis in shares of Common Stock disposed of, provided that the receipt of cash by the shareholder
(i) results in a "complete termination" of such shareholder's equity interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to such shareholder, or (iii) is "substantially disproportionate" with respect to such shareholder, each as discussed below. If such gain is not treated as capital gain under any of these three tests, such gain will be treated as ordinary dividend income to the extent of the shareholder's ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of such shareholder's aggregate adjusted tax basis in his shares, and thereafter as capital gain. See "-- Maximum Tax Rates Applicable to Capital Gain" below.

     In applying these tests, a shareholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to such shareholder.

     A shareholder who disposes of all of his Common Stock in the Transaction and who is not a party related to any other person who continues to hold Common Stock immediately after the consummation of the Transaction, will generally be treated as having completely terminated his equity interest in the Company.

     A shareholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such shareholder's proportionate interest in the Company resulting from the Transaction constitutes a "meaningful reduction" given such shareholder's particular facts and circumstances.

     The receipt of cash in the Transaction will be "substantially disproportionate" for a shareholder if the percentage of the then outstanding shares of Common Stock actually and constructively owned by such shareholder immediately after the consummation of the Transaction is less than 80% of the percentage of the shares of Common Stock actually and constructively owned by such shareholder immediately before the consummation of the Transaction.

     CONSEQUENCES TO SHAREHOLDERS WHO CONTINUE TO HOLD COMMON STOCK IMMEDIATELY AFTER THE CONSUMMATION OF THE TRANSACTION. The Company believes that the Transaction will be treated, for Federal income tax purposes, as a "tax-free recapitalization". Accordingly, a shareholder who continues to hold Common Stock immediately after the consummation of the Transaction and who receives no cash pursuant to the Transaction will, for Federal income tax purposes, (i) not recognize any gain or loss in the Transaction and (ii) have the same adjusted tax basis and holding period in the Common Stock as he had in such Common Stock immediately prior to consummating the Transaction.

     Shares Held in Multiple Accounts. A shareholder who is the holder of record of less than 300 shares of Common Stock in at least one account and is the beneficial owner (but not a record holder) of shares of Common Stock in at least one other account, and thus will both hold Common Stock immediately after the consummation of the Transaction and be entitled to receive cash pursuant to the Transaction, will generally recognize gain, but not loss, in the Transaction in an amount equal to the lesser of (A) the excess of the aggregate fair market value of such shares of Common Stock over the holder's adjusted tax basis in such shares or (B) the amount of cash received in the Transaction. A shareholder's aggregate adjusted tax basis in his shares of Common Stock held immediately after the consummation of the Transaction will be equal to the aggregate adjusted tax basis in his shares of Common Stock held immediately prior to the consummation of the Transaction, increased by any gain recognized in the Transaction, and decreased by the amount of cash received in the Transaction.

     Any gain recognized in the Transaction will be treated, for Federal income tax purposes, as capital gain, provided that the receipt of cash by the shareholder (i) results in a "complete termination" of such shareholder's equity interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to such shareholder, or (iii) is "substantially disproportionate" with respect to such shareholder, each as discussed above under the heading "-- Consequences to Shareholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction". In applying these three tests, a shareholder may possibly take into account sales of shares of Common Stock that occur substantially contemporaneously with the consummation of the Transaction. If such gain is not treated as capital gain under any of these three tests, the gain will be treated as ordinary dividend income to the extent of the shareholder's ratable share of the Company's undistributed earnings and profits and thereafter as capital gain.

     MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN. Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

DISSENTERS' RIGHTS

     If the Proposal is approved at the Annual Meeting of Shareholders and the Transaction consummated, holders of record of less than 300 shares of Common Stock immediately prior to the Reverse Split who do not vote in favor of the Proposal and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to dissent and demand payment for their shares under Section 7-113-102 (2.5) of the Colorado Business Corporation Act ("CBCA"). A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect such appraisal rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE CBCA AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ARTICLE 113 OF THE CBCA WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX A. ALL REFERENCES IN ARTICLE 113 AND IN THIS SUMMARY TO A "SHAREHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     A holder of record of less than 300 shares of Common Stock who wishes to assert dissenters' rights under Article 113 must (i) cause the Company to receive, before the vote is taken with respect to the Transaction, written notice of that holder's intention to demand a cash payment for the holder's shares of Common Stock if the transaction is effectuated; and (ii) not vote the shares of Common Stock in favor of the Transaction. A holder of record of less than 300 shares of Common Stock failing to satisfy these requirements will not be entitled to dissenters' rights under Article 113 and will only be entitled to receive the cash payment described above under "CASH PAYMENT IN LIEU OF SHARES."

     If the Transaction is approved, the Company must give a written dissenters' notice to all shareholders who met the requirements of Article 113 (the "Dissenters' Notice") within ten days after shareholder approval of the Transaction. The Dissenters' Notice must: (i) state that the Transaction was authorized and state the effective date or the proposed effective date of the Transaction, (ii) state an address at which it will receive demands for payment and the address of a place where certificates for certificated shares must be deposited; (iii) supply a form for demanding a payment, which form shall request a dissenter to state an address to which a payment is to be made; (iv) set the date by which it must receive a payment demand, which date may not be less than 30 days after the date that the Dissenters' Notice is given; (v) state the requirement regarding the dissent by record holders with respect to shares held by beneficial owners, as permitted by Section 7-113-103(3) of the CBCA; and (vi) be accompanied by a copy of Article 113.

     A holder asserting dissenter's rights who wishes to obtain a payment for his or her shares of Common Stock other than the cash payment to be paid to non-dissenting holders of less than 300 shares must demand a payment by submitting the form provided pursuant to (iv) above, or by stating such demand in another writing, and depositing the shareholder's certificate(s). The Company may restrict the transfer of any shares not represented by a certificate from the date the demand for payment is received. The shareholder demanding a payment in accordance with Section 7-113-204 shall retain all rights of a shareholder, except the right to transfer shares, until the effective date of the Transaction. A shareholder who does not provide demand for a payment by the dates set forth in the Dissenters' Notice and in accordance with Section 7-113-204 will not be entitled to a payment for his or her shares of Common Stock as provided in the CBCA and will only be entitled to the cash payment to be made to non-dissenting holders.

     Pursuant to Sections 7-113-206 and 207 of the CBCA, upon the effective date of the Transaction or upon receipt of a payment demand, whichever is later, the Company must pay each dissenter who complied with Section 7-113-204 the amount of cash that the Company estimates to be the fair market value of the shares, plus accrued interest. The cash payment must be accompanied by
(i) certain financial information regarding the Company; (ii) a statement of the Company's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand a cash payment under Section 7-113-209; and (v) a copy of Section 7-113-206 of the CBCA.

     A dissenter may give written notice to the Company, within 30 days after the Company makes or offers a cash payment for the dissenter's shares of Common Stock, of the dissenter's estimate of the fair value if such shares and of the amount of interest due and may demand cash payment of such estimate, or reject the Company's offer under Section 7-113-208 and demand a cash payment of the fair value of the shares and interest due if: (i) a dissenter believes that the amount of cash paid pursuant to Section 7-113-206 or offered pursuant to Section 7-113-208 is less than the full value of his or her shares of Common Stock or that the interest due was incorrectly calculated; (ii) the Company fails to make a cash payment as required under Section 7-113-206 within the time specified above; or (iii) the Company does not return the deposited certificates as required by Section 7-113-207. Dissenters who do not give the required notice waive the right to demand a cash payment under
Section 7-113-209.

     If a demand for a cash payment under Section 7-113-209 remains unresolved, the Company may, within 60 days after receiving the cash payment demand, petition the court to determine the fair value of the shares of Common Stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to such a proceeding. Each dissenter is entitled to judgment for the amount the court finds to be the fair value of the shares of Common Stock, plus interest, less any amount paid by the Company. The costs associated with this proceeding shall be assessed against the Company, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding cash payment under Section 7-113-209, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable, against the Company or the dissenters.
If the Company does not commence a proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount of cash demanded.

     The receipt of cash in exchange for all of a shareholder's shares of Common Stock pursuant to the exercise of dissenters' rights will generally be treated as a taxable sale of such shares for Federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Consequences to Shareholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction" above.

     The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting of Shareholders will be necessary for approval of the Transaction.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO EFFECT A 1-FOR-300 REVERSE STOCK SPLIT FOLLOWED BY A 300-FOR-1 FORWARD STOCK SPLIT OF THE COMMON STOCK.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ending December
31, 1997, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                    DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    FOR THE ANNUAL MEETING TO BE HELD IN MAY 1999

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in May 1999 must be received at the offices of the Company, 30588 San Antonio Street, Hayward, California 94544, no later than December 17, 1998, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                       WILLIAM J. ARMANINO, PRESIDENT
Hayward, California
April 15, 1998

P R O X Y                                                 PRELIMINARY COPY

                       ARMANINO FOODS OF DISTINCTION, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William J. Armanino and Deborah Armanino-LeBlanc, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Armanino Foods of Distinction, Inc. held of record by the undersigned on April 15, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, or any adjournment thereof.

      1.   Election of Directors:

           [ ] FOR all nominees listed below (except as marked to the contrary)
          [  ] WITHHOLD authority to vote for all the nominees listed below:

                    William J. Armanino          Deborah Armanino-LeBlanc
                    John J. Micek, III           Robert M. Geller
                    David Scatena                Tino Barzie
                    Henry W. Poett, III          Soren Svenningsen

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

      2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

      3. A proposal to effect a 1-for-300 reverse stock split followed by a 300-for-1 forward stock split.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

      4. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORD-ANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 1998.
                                     -----------------------------------------

                                      ----------------------------------------
                                      Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when sign-ing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARMANINO FOODS OF DISTINCTION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.